Exhibit 10.1

SUMMARY OF MATERIAL MODIFICATION

for the

COAST NATIONAL BANK 401 (K) PROFIT SHARING PLAN

DECEMBER 30, 2004

(1)                                  General. This is a Summary of Material Modification regarding the COAST NATIONAL BANK 401 (K) PROFIT SHARING PLAN (“Plan”). This Summary of Material Modification supplements the Summary Plan Description (“SPD”) dated December 17, 2002. You should retain this document with your copy of the SPD.

(2)                                  Identification of Employer. The legal name, address and Federal employer identification number of the Employer are:

Coast National Bank
500 Marsh Street
San Luis Obispo, CA 93401

EIN:	77-0440178

(3)                                  Summary Description of Modification. The Employer has amended the Plan in the following respect:

The Employer has amended the definition of compensation to exclude Fringe Benefits, Bonuses and Commissions.

(4)                                  Effect on SPD. This Summary amends and updates the SPD.